AVANEX ANNOUNCES RECORD Q4 AND YEAR END FINANCIAL RESULTS

84% Quarter-to-Quarter Revenue Growth Achieved

Thursday, July 27, 2000

FREMONT, California -(Business Wire) - July 27, 2000 - Avanex Corporation (Nasdaq: AVNX), pioneer of photonic processors that accelerate the deployment of the next generation optical networks, today reported results for its fourth fiscal quarter, which ended June 30, 2000.

Avanex CEO and President Walter Alessandrini noted, "This quarter marked a number of accomplishments for the company. We increased revenue 84% from last quarter and substantially exceeded our bottom line objectives in Q4. We also expanded manufacturing capacity with the addition of our new 91,000 square foot facility, increased employees to over 700 from less than 60 last year, introduced new cutting-edge photonic processors at SuperComm, announced a supply agreement with Cogent Communications, continued to increase our presence with current customers, and acquired Holographix, a developer of holographic diffraction gratings. These accomplishments serve notice that our cutting-edge technology is achieving rapid acceptance in the optical networking industry."

Net revenues for the quarter ending June 30, 2000 were $19.3 million, an increase of 84 percent over the company's revenues of $10.5 million for the third quarter of fiscal 2000 ending March 31, 2000. The company reported revenues of $510,000 in the fourth quarter ending June 30, 1999.

Pro forma net loss for the quarter was $288,000, or $0.01 per share excluding a non-cash charge for the amortization of deferred stock compensation. This compared with a pro forma net loss of $2.9 million in the third quarter of fiscal 2000 ending March 30, 2000. Pro forma net loss for the prior year's fourth quarter was $2.1 million, or $0.49 per share.

Net loss for the quarter including the amortization of deferred stock compensation was $7.4 million, or $0.14 per share compared to a net loss of $4.1 million or $0.97 per share for the same period in the prior year.

Net revenues for the twelve months ended June 30, 2000 were $40.7 million, compared with $510,000 for the same period of fiscal 1999. Pro forma net loss for the twelve months ended June 30, 2000, excluding a non-cash charge for the amortization of deferred compensation and stock accretion, was $7.3 million, or $0.29 per share, compared with pro forma net loss of $5.8 million or $3.10 per share for the twelve month period of fiscal 1999.

Net loss for the twelve months ended June 30, 2000, including the above-mentioned amortization of deferred compensation and stock accretion, was $76.4 million or $3.07 per share, compared with $9.2 million or $4.97 per share in the same period of fiscal 1999.

About Avanex

Founded in 1997, Avanex Corporation designs, manufactures and markets technologically advanced fiber optic-based products, known as photonic processors, designed to dramatically increase the performance of optical networks while reducing overall operating costs.

Avanex photonic processors offer communications service providers and optical systems manufacturers greater levels of performance and miniaturization, reduced complexity and increased cost-effectiveness compared to commercial alternatives.

Avanex is headquartered in Fremont, Calif., and has its own dedicated 3,000-kilometer optical system design analysis and technology testing facility at its Photonics Center in Richardson, Texas.

Forward-looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act. Actual results could differ materially from those projected in the forward- looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the continued expansion of demand by our customers, our ability to sufficiently expand our direct and indirect sales operations, our ability to continue to gain commercial acceptance of our new products, our ability to acquire critical components and expand our manufacturing capacity to meet demand, our ability to continue to hire appropriate personnel and our ability to expand, train and manage our workforce.

Avanex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AVANEX CORPORATION

Proforma Condensed Consolidated Statements of Operations
(In thousands, except per share data)

                                 Three Months Ended         Year Ended
                                    June 30,                  June 30,
                              ------------------------- -------------------------
                                 2000         1999         2000         1999
                              ------------ ------------ ------------ ------------
Net revenue..................     $19,322         $510      $40,743         $510
Cost of revenue..............      11,368          531       26,343          531
                              ------------ ------------ ------------ ------------
Gross profit (loss) ..........      7,954          (21)      14,400         ($21)

Operating expenses:
  Research and development...       7,581        1,227       15,587        4,086
  Sales and marketing........       2,317          488        6,047          956
  General and administrative.       2,091          329        5,702          723
                              ------------ ------------ ------------ ------------
    Total operating expenses.      11,989        2,044       27,336        5,765
                              ------------ ------------ ------------ ------------
Loss from operations.........      (4,035)      (2,065)     (12,936)      (5,786)
Interest income..............       4,004           29        6,366          148
Interest expense.............        (257)         (23)        (695)        (119)
                              ------------ ------------ ------------ ------------
Net loss.....................        (288)      (2,059)      (7,265)      (5,757)
                              ============ ============ ============ ============
Basic and diluted net loss
  per common share...........      ($0.01)      ($0.49)      ($0.29)      ($3.10)
                              ============ ============ ============ ============
Weighted-average shares
  used in computing basic
  and diluted net loss per
  common share...............      53,100        4,234       24,936        1,857
                              ============ ============ ============ ============

Note: This Proforma Condensed Statements of Operations excludes the impact of amortization of deferred stock compensation and stock accretion.

AVANEX CORPORATION

Condensed Consolidated Statements of Operations
(In thousands, except per share data)

                                 Three Months Ended         Year Ended
                                    June 30,                  June 30,
                              ------------------------- -------------------------
                                 2000         1999         2000         1999
                              ------------ ------------ ------------ ------------
Net revenue..................     $19,322         $510      $40,743         $510
Cost of revenue..............      11,368          531       26,343          531
                              ------------ ------------ ------------ ------------
Gross profit (loss) .........       7,954          (21)      14,400          (21)

Operating expenses:
  Research and development...       7,581        1,227       15,587        4,086
  Sales and marketing........       2,317          488        6,047          956
  General and administrative.       2,091          329        5,702          723
  Stock compensation.........       7,139        2,045       31,421        3,464
                              ------------ ------------ ------------ ------------
    Total operating expenses.      19,128        4,089       58,757        9,229
                              ------------ ------------ ------------ ------------
Loss from operations.........     (11,174)      (4,110)     (44,357)      (9,250)
Interest income..............       4,004           29        6,366          148
Interest expense.............        (257)         (23)        (695)        (119)
                              ------------ ------------ ------------ ------------
Net loss.....................      (7,427)      (4,104)     (38,686)      (9,221)
Stock accretion..............        --           --        (37,743)        --
                              ------------ ------------ ------------ ------------
Net loss attributable to
  common stockholders........     ($7,427)     ($4,104)    ($76,429)     ($9,221)
                              ============ ============ ============ ============
Basic and diluted net loss
  per common share...........      ($0.14)      ($0.97)      ($3.07)      ($4.97)
                              ============ ============ ============ ============
Weighted-average shares
  used in computing basic
  and diluted net loss per
  common share...............      53,100        4,234       24,936        1,857
                              ============ ============ ============ ============

AVANEX CORPORATION

Condensed Consolidated Balance Sheets
(In thousands)

                                                          June 30,       June 30,
                                                            2000          1999
                                                       ------------  ------------

                          ASSETS
Current assets:
  Cash, cash equivalents and short term investments....   $184,321        $3,724
  Accounts receivable, net.............................      9,942           272
  Inventories..........................................      8,266           626
  Other current assets.................................      1,922           468
                                                       ------------  ------------
    Total current assets...............................    204,451         5,090

Property and equipment, net............................     14,990         1,671
Long-term investments..................................     56,943         --
Other assets...........................................      1,757            55
                                                       ------------  ------------
        Total assets...................................   $278,141        $6,816
                                                       ============  ============

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Short-term borrowings................................     $1,525          $735
  Accounts payable.....................................      7,668           990
  Accrued compensation and related expenses............      2,999           242
  Other accrued expenses...............................      5,939           258
  Current portion of capital lease obligations.........        786           205
                                                       ------------  ------------
    Total current liabilities..........................     18,917         2,430

Capital lease obligations..............................      2,067           563
Redeemable convertible preferred stock.................      --           10,357
                                                       ------------  ------------
Stockholders' equity (deficit).........................    257,157        (6,534)
                                                       ------------  ------------
        Total liabilities and stockholders' equity
          (deficit)....................................   $278,141        $6,816
                                                       ============  ============